UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 30, 2018

Sun Pacific Holding Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Gordon’s Corner Road, Suite 1A Manalapan, NJ 07726
(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2018, William Singer submitted his letter of resignation to the Company, resigning from the position of President of the Company. On June 4, 2018, Mr. Singer additionally resigned from his position as a member of the Board of Directors. Mr. Singer will continue to provide consulting services for the Company from time to time.

A copy of this filing has been furnished to Mr. Singer, who has provided no written correspondence in response to the filing. There are no disputes or disagreements between Mr. Singer and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)
Date: June 4, 2018
	By:	/s/ Nicholas Campanella
	Name:	Nicholas Campanella
	Title:	Director